UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange
                           Act of 1934

Date of Report (Date of earliest event reported) October 28, 2003
                                                 -----------------
                             SJW Corp.
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(Exact name of registrant as specified in its charter)
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    California                     1-8966          77-0066628
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(State or other jurisdiction    (Commission       (IRS Employer
     of incorporation)           File Number)   Identification No.)

    374 W. Santa Clara Street, San Jose, California     95196
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(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including
area code                                       (408) 279-7800
                                           -----------------------
                         Not Applicable
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    (Former name or former address, if changed since last report)





Item 7.  Financial Statements and Exhibits.

     c) Exhibits. The following document is filed as an exhibit to this report:

     99.1  Press Release issued by SJW Corp. dated October 28,
2003.

Item 9.  Regulation FD Disclosure.

     The information contained in this Item 9 of this Current Report is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583. The information contained in this Current Report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On October 28, 2003, SJW Corp. announced its financial results for the third quarter ended September 30, 2003. A copy of the press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.



SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  SJW Corp.
                                  -----------------------------


October 29, 2003                  /s/ Angela Yip
---------------------             -----------------------------
                                  Angela Yip,
                                  Chief Financial Officer
                                  and Treasurer


                        EXHIBIT INDEX

Exhibit
Number                        Description of Document
--------                      ------------------------

99.1  Press Release issued by SJW Corp., dated October 28, 2003.


                         PRESS RELEASE             EXHIBIT 99.1

                   Wire Release - National  Circuit
                For Release at 5:00 P.M. (Pacific Time)
                                                     Page 1 of 5
   October 28, 2003        Richard Balocco        (408) 279-7933
   San Jose, California    V.P. Corporate Communication


               SJW CORP. (AMEX: SJW) ANNOUNCES
               THIRD QUARTER FINANCIAL RESULTS

  SAN JOSE, CA, October 28, 2003 - SJW Corp. (AMEX:SJW) basic earnings per common share for the quarter ended September 30, 2003 were $1.96, compared to $1.90 for the same quarter in 2002.

     Customer demand and water production in the third quarter of 2003 approximated those during the same period in 2002. Operating revenue for the third quarter was $49,334,000 versus $46,153,000 for the same period in 2002, representing an increase of $3,181,000 or 7%. San Jose Water Company contributed $2,806,000 of the total revenue increase, which was primarily attributable to cumulative rate increases of approximately 8%.

     Total water production costs consisting of purchased water, power and pump taxes, increased $1,149,000, or 5% from the third quarter of 2002. The increase was primarily attributable to increases to the cost of purchased water and pump tax of $2,114,000, which was partially offset by a greater availability of less costly surface water of $505,000, and lower energy costs of $202,000. Total quarterly operating expenses, excluding water production costs and income taxes, increased $1,449,000 or 11% from 2002. SJW Corp. experienced increases principally of:
$255,000 in salaries and related costs, $283,000 in pension costs primarily as a result of the decline in market value of retirement trust assets, $327,000 in depreciation expense primarily on added utility plant, $298,000 in taxes other than income taxes and $235,000 in insurance related costs. Income tax expense for the third quarter of 2003 was higher in comparison to the same period of 2002 due to higher earnings in 2003.

     Year-to-date earnings per common share were $5.15 compared to $3.78 for the same period in 2002. The increase in year-to-date earnings was mainly due to the sale of a SJW Land Company property in the first quarter of 2003, which resulted in an after-tax gain of $3,030,000, or $1.00 per share. The remaining increase in operating net income was due to the reasons explained above.

     SJW Corp. incurred a net of tax other comprehensive loss of $1,499,000 and a net of tax other comprehensive income of $1,402,000, respectively, for the three months and nine months ended September 30, 2003, due to changes in the market value of the investment in California Water Service Group.

     At its meeting today, the Board of Directors of SJW Corp.
declared a quarterly dividend on common stock of $0.7275 per share. The dividend is payable on December 1, 2003 to shareholders of record on November 10, 2003.

     SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp., through its subsidiary San Jose Water Company, provides water service to a population of approximately one million people in the City of San Jose and nearby communities.




This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.



                                   SJW Corp.
     Condensed Consolidated Statements of Income and Comprehensive Income
                                  (Unaudited)
                   (thousands of dollars, except share data)

                        Three Months        Nine Months         Twelve Months
                        Ended Sept 30       Ended Sept 30       Ended Sept 30
                        2003      2002      2003      2002      2003      2002
                     -----------------   -----------------   -----------------
Operating revenue    $49,334    46,153  $115,093   112,567  $148,178   143,859
Operating expense:
  Operation:
    Purchased Water   13,371    12,868    28,291    29,174    37,345    36,081
    Power              2,147     2,308     4,260     5,496     5,568     8,339
    Pump Tax           7,498     6,691    13,767    15,405    17,312    20,308
    Other              7,194     6,603    21,215    18,821    27,538    23,839
  Maintenance          2,069     1,836     5,745     5,811     7,801     7,682
  Property taxes and
    other nonincome
    taxes              1,313     1,015     3,804     3,192     5,041     4,300
  Depreciation and
    amortization       3,831     3,504    11,396    10,507    14,902    13,819
  Income taxes         4,024     3,931     8,496     7,672    10,482     9,000
                     ---------------------------------------------------------
Total operating
  expense             41,447    38,756    96,974    96,078   125,989   123,368
                     ---------------------------------------------------------
Operating income       7,887     7,397    18,119    16,489    22,189    20,491

Other income (expense):
  Gain on sale of non-
    utility property,
    net of tax             -         -     3,030         -     3,030         -
  Long-term debt interest
    and other, net    (1,920)   (1,621)   (5,474)   (4,973)   (6,827)   (6,202)
                     ---------------------------------------------------------
Net income           $ 5,967     5,776   $15,675    11,516  $ 18,392    14,289
                     =========================================================
Other comprehensive
  income (loss), net  (1,499)      214     1,402      (143)     (138)   (1,297)
                     ---------------------------------------------------------
Comprehensive income $ 4,468     5,990  $ 17,077    11,373  $ 18,254    12,992
                     =========================================================
Earnings per share
  - Basic            $  1.96      1.90  $   5.15      3.78  $   6.04      4.69
  - Diluted          $  1.96      1.90  $   5.14      3.78  $   6.04      4.69
Comprehensive income
  per share
  - Basic            $  1.47      1.97  $   5.61      3.73  $   5.99      4.27
  - Diluted          $  1.46      1.97  $   5.60      3.73  $   5.99      4.27

Dividends per share  $  0.72      0.69  $   2.18      2.07  $   2.87      2.72


Weighted average
  Shares outstanding
  - Basic          3,045,147 3,045,147 3,045,147 3,045,147 3,045,147 3,045,147
  - Diluted        3,050,944 3,045,147 3,047,079 3,045,147 3,046,596 3,045,147



                                  SJW Corp.
               Condensed Consolidated Balance Sheets
                            (Unaudited)
                       (thousands of dollars)

                                                          Sept 30      Dec 31
                                                             2003        2002
ASSETS                                                   --------    --------
Utility Plant                                            $570,822    $541,919
Less accumulated depreciation and amortization            172,370     161,576
                                                         --------    --------
  Net utility plant                                       398,452     380,343

Nonutility property, net                                   25,516      10,487

Current assets:
  Cash and equivalents                                     13,625         324
  Accounts receivable and accrued utility revenue          24,386      16,721
  Prepaid expenses and other                                2,080       1,654
                                                         --------   ---------
  Total current assets                                     40,091      18,699

Other assets:
  Investment in California Water Service Group             28,390      26,014
  Investment in joint venture                               1,165       1,144
  Regulatory assets                                         7,002       6,013
  Other                                                    11,296      10,523
                                                         --------     -------
                                                         $511,912    $453,223
                                                         ========    ========
CAPITALIZATION AND LIABILITIES
Capitalization:
  Common stock and additional paid-in capital            $ 22,647    $ 21,873
  Retained earnings                                       137,272     128,242
  Accumulated other comprehensive income                    4,786       3,384
                                                         --------     -------
  Shareholders' equity                                    164,705     153,499
  Long-term debt                                          139,798     110,000
                                                         --------     -------
  Total capitalization                                    304,503     263,499

Current Liabilities:
  Line of credit                                                -      11,450
  Accounts payable                                         11,282       3,525
  Other current liabilities                                12,700       8,625
                                                         --------     -------
  Total current liabilities                                23,982      23,600

Deferred income taxes and credits                          36,070      29,704
Advances for and contributions in aid of construction     135,985     126,714
Other noncurrent liabilities                               11,372       9,706
                                                         --------     -------
                                                         $511,912    $453,223
                                                         ========    ========